EXHIBIT 10.1

                          AMENDMENT AGREEMENT NUMBER SIX
                          TO LOAN AND SECURITY AGREEMENT



      THIS AMENDMENT AGREEMENT NUMBER SIX TO LOAN AND SECURITY AGREEMENT (this "Sixth Amendment") dated as of October 25, 2005, is entered into by and between CALAMP CORP., a Delaware corporation formerly known as CALIFORNIA AMPLIFIER, INC. ("Borrower") and U.S. Bank National Association, a national banking association ("Bank").


                                  RECITALS

      A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of May 2, 2002, between Borrower and Bank (the "Original Loan and Security Agreement"), as amended by that certain Amendment Agreement Number One to Loan and Security Agreement dated as of April 3, 2003, between Borrower and Bank, that certain Amendment Agreement Number Two to Loan and Security Agreement dated as of July 3, 2003, between Borrower and Bank, that certain Amendment Agreement Number Three to Loan and Security Agreement dated as of January 5, 2004, between Borrower and Bank, that certain Amendment Agreement Number Four to Loan and Security Agreement dated as of February 27, 2004, between Borrower and Bank, and that certain Amendment Agreement Number Five to Loan and Security Agreement dated as of November 23, 2004, between Borrower and Bank (the Original Loan and Security Agreement, as amended, the "Existing Loan and Security Agreement"). The Existing Loan and Security Agreement, as amended and modified by this Sixth Amendment, is referred to hereinafter as the "Loan and Security Agreement." Capitalized terms not defined herein shall have the meanings ascribed to them in the Existing Loan and Security Agreement.

      B. Borrower has requested that Bank modify the Existing Loan and Security Agreement to, among other things, extend the maturity date of, and reduce the interest rate applicable to, the loans made pursuant to the Loan and Security Agreement.

      C. Bank is willing to so amend the Existing Loan and Security Agreement on the terms and conditions herein.

                                 AGREEMENT

1.    RECITALS.   The Recitals above are incorporated herein by this
reference as if fully set forth herein.   Capitalized terms not otherwise
defined in the Recitals or otherwise in this Sixth Amendment shall have the meanings ascribed to them in the Existing Loan and Security Agreement.

2. EXTENSION OF REVOLVING MATURITY DATE. The definition of "Revolving Maturity Date" in Section 1.1 of the Existing Loan and Security Agreement is deleted in its entirety and replaced with the following:

"Revolving Maturity Date" means August 3, 2007.

3. INCREASE OF MAXIMUM REVOLVING AMOUNT. All references in that certain Revolver Note dated as of May 2, 2002, by Borrower in favor of Bank, as amended, to the principal amount thereof, are hereby deleted and replaced with "Fourteen Million and 00/100 Dollars" or "$14,000,000.00," as appropriate. In addition, the definition of "Maximum Revolving Amount" in
Section 1.1 of the Existing Loan and Security Agreement is deleted in its entirety and replaced with the following:

     "Maximum Revolving Amount" means $14,000,000.00.

4.    MODIFICATION OF LIBOR INTEREST RATE PROVISIONS.

      Clause (ii) of Section 2.4(a) of the Existing Loan and Security Agreement is deleted in its entirety and replaced with the following:

(ii) upon a minimum of two Business Days prior notice, one and 50/100ths (1.50) percentage points in excess of the 1, 3 or 6 month LIBOR rate with respect to Term Loan A and Term Loan B, as appropriate, and one and 50/100ths (1.50) percentage points in excess of the 1, 3 or 6 month LIBOR rate with respect to Advances, as quoted by Bank from Telerate page 3750 or any successor thereto (which shall be the LIBOR Rate in effect two Business Days prior to the commencement of the portion of the Term Loan A, Term Loan B or the Advance to be subject to the LIBOR Rate (the "LIBOR Rate" and each such portion of Term Loan A, Term Loan B, or the Advance is a "LIBOR Rate Loan").

5. DELETION OF LIQUIDITY REQUIREMENT. Section 7.20(e) of the Existing Loan and Security Agreement (which requires Borrower to maintain Cash and Cash Equivalents of not less than $11,000,000.00, or $8,000,000.00 under certain circumstances), is deleted in its entirety.

6. MODIFICATION OF DEFINITION OF FIXED CHARGE COVERAGE RATIO. The definition of "Fixed Charge Coverage Ratio" contained in Section 1.1 of the Existing Loan and Security Agreement is deleted in its entirety and replaced with the following:

     "Fixed Charge Coverage Ratio" means, for a given fiscal period: (a) EBITDAR (EBITDAR means net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense) minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases) and interest expense.

7.    DEFINITIONS OF CAPITAL EXPENDITURES AND MAINTENANCE CAPITAL
EXPENDITURE. The following definitions of "Capital Expenditures" and "Maintenance Capital Expenditures" are added to Section 1.1 of the Existing Loan and Security Agreement:

     "Capital Expenditures" means the aggregate amount of all purchases or acquisitions of fixed assets, including real estate, motor vehicles, equipment, fixtures, leases and any other items that would be capitalized on Borrower's books under GAAP. The term "Capital Expenditures" will not include expenditures or charges for the usual and customary maintenance, repair and retooling of any fixed asset, the acquisition of new tooling in the ordinary course of business or fixed asset acquisitions evidenced by a binding purchase order or agreement made prior to the date of this Agreement.

      "Maintenance Capital Expenditures" means the dollar amount of Capital Expenditures that are necessary to maintain the current level of revenues. For the purposes of the calculation of Fixed Charge Coverage Ratio, at no time shall the amount of the Capital Expenditures used be less than $1,500,000.00 per fiscal year, prorated evenly over the periods being measured.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS. Before and after giving effect to this Sixth Amendment, the representations and warranties in Section 5 or elsewhere in the Existing Loan and Security Agreement shall be true and correct as though such representations and warranties were made on the date hereof. The execution by the Borrower of this Sixth Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition. In addition, Borrower reaffirms all covenants contained in Sections 6 and 7 or elsewhere in the Existing Loan and Security Agreement (including such covenants as have been amended by this Sixth Amendment) as though such covenants were made on the date hereof. All of the terms of the Existing Loan and Security Agreement, except as expressly amended by this Sixth Amendment, shall remain unchanged and in full force and effect, and the remaking of the representations and warranties, and reaffirmation of the covenants, does not in any way limit the continued applicability of all the provisions of the Existing Loan and Security Agreement, as amended by this Sixth Amendment.

9.    CONDITIONS TO EFFECTIVENESS.	This Agreement shall become effective
upon the execution of this Sixth Amendment by Borrower and Bank and the delivery to Bank of such fully-executed Sixth Amendment on or before October 31, 2005:

10.   MISCELLANEOUS.

      10.1 Continuing Validity. Except as expressly modified above, the terms of the Existing Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Consent by Bank to this Sixth Amendment does not waive Bank's right to require strict performance of any and all of the documents executed in connection with any credit extended pursuant to the Loan and Security Agreement or the other Loan Documents nor does Bank's consent obligate Bank to make any future modifications. Nothing in this Sixth Amendment shall constitute a satisfaction of the Loan and Security Agreement or any of the Loan Documents


      10.2 Understanding of Borrower.

PRIOR TO SIGNING THIS SIXTH AMENDMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS SIXTH AMENDMENT AND ANY AND ALL RELATED DOCUMENTS.


IN WITNESS WHEREOF, each of Borrower and Bank agree to the terms and conditions of this Sixth Amendment as set forth above.

                                Borrower:

                                CALAMP CORP., a Delaware corporation
                                formerly known as CALIFORNIA AMPLIFIER, INC.

                                By: /s/ Richard K. Vitelle
                                    ----------------------
                                    Richard K. Vitelle, VP Finance and CFO




                                Bank:

                                U.S. BANK NATIONAL ASSOCIATION, a
                                  national banking association

                                By: /s/ Gregg M. Hessick
                                    --------------------
                                    Gregg M. Hessick, Vice President